Exhibit 5.1

May 13, 2025

i-80 Gold Corp.

5190 Neil Road, Suite 460

Reno, Nevada, 89502

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as United States counsel to i-80 Gold Corp., a company formed under the laws of British Columbia (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) relating to an aggregate of additional $50,000,000 of (i) its common shares, no par value (the “Common Shares”), (ii) warrants to purchase Common Shares (the “Warrants”), (iii) subscription receipts exercisable for Common Shares or other securities (the “Subscription Receipts”), (iv) its debt securities, which may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), to be issued under one or more indentures (each such indenture, as it may be supplemented or amended from time to time, an “Indenture”) to be entered into between the Company and the trustee named therein (each such trustee, a “Trustee”), and (v) units consisting of any combination of Common Shares, Warrants, Subscription Receipts and Debt Securities (the “Units” and, together with the Common Shares, Warrants, Subscription Receipts and Debt Securities, the “Securities”), including any Securities issuable upon conversion, exchange or exercise of the Securities. The 462(b) Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-286531) (the “Initial Registration Statement” and collectively with the 462(b) Registration Statement, the “Registration Statement”), filed by the Company with the Commission under the Securities Act, as amended to the date hereof.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto including the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

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i-80 Gold Corp.

May 13, 2025

Based on the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing the Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) the organizational documents of the Company, each as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of our opinions set forth below, (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Security, nor the compliance by the Company with the terms of such Security, (a) will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets, (vii) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered by the Company and (vii) any Securities issuable upon conversion, exchange, exercise or settlement of any Security being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, exercise or settlement, we are of the opinion that:

1.

With respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the applicable Trustee has been qualified to act as trustee under the Indenture relating to the Offered Debt Securities (the “Applicable Indenture”), (b) the Applicable Indenture has been duly authorized, executed and delivered by the Company, (c) the Applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Debt Securities and their issuance and sale in conformity with the Applicable Indenture and (e) the Offered Debt Securities have been issued, executed and authenticated by the applicable Trustee in accordance with the terms of the Applicable Indenture and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, exercise or settlement of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, exercise or settlement as approved by the Board, for the consideration approved by the Board, then the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to the following qualifications and exceptions:

(a)

Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).

(b)

Our opinions set forth above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

i-80 Gold Corp.

May 13, 2025

(c)

Our opinions set forth above are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.

(d)

We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

(e)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render that judgment in the foreign currency or currency unit in which the Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

KRA/EM